THE SECURITIES REPRESENTED BY THIS CONVERSION
                  AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD OR TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.


                              CONVERSION AGREEMENT

         This Conversion Agreement (the "Agreement") is entered into effective as of the thirty-first (31st) day of December, 1996, by and among DCT COMPONENT SYSTEMS, INC., a Michigan corporation, whose address is 34660 Centaur, Clinton Township, Michigan 40835 (the "Corporation"), NOBLE INTERNATIONAL, LTD., a Michigan corporation, whose address is 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("Noble"), and RICHARD J. REASON, as Trustee of the RICHARD J. REASON REVOCABLE LIVING TRUST DATED APRIL 9, 1979, whose address is 4605 South Ocean Blvd., Apt. A-2, Highland Beach, Florida 33487 ("Reason").

                              W I T N E S S E T H:

         WHEREAS, Reason is currently the holder of Ten Thousand (10,000) Shares of Preferred Stock of the Corporation ("Corporation Stock"); and

         WHEREAS, Reason received such Corporation Stock in consideration of (i) the satisfaction of certain debt owed by the Corporation to RJR Investment, an assumed name of Reason, pursuant to a Promissory Note dated February 11, 1993, as amended; (ii) the agreement of the Corporation to grant Reason a right to put the Corporation Stock to the Corporation pursuant to a Put Agreement; and (iii) the agreement of the Corporation to provide for the conversion of the Corporation Stock into preferred stock of Noble upon the completion of an initial public offering by Noble; and

         WHEREAS, Noble intends to have, and is currently preparing for, an initial public offering of Noble capital stock on or about June 30, 1997; and

         WHEREAS, the parties desire to memorialize their agreement regarding the right of Reason to convert the Corporation Stock to preferred stock of Noble upon the satisfaction of certain terms and conditions.

         NOW, THEREFORE, the parties hereto covenant and agree as follows:

         Section 1. Conversion.

                  (a) Reason shall have the right, at any time after the completion of an initial public offering by Noble, to convert all, but not less than all, of the Corporation Stock then owned by Reason to the same number of fully paid and nonassessable shares of Noble Preferred Stock having One Hundred Dollars ($100.00) par value (the "Noble Stock") as provided herein.

                  (b) An "initial public offering" by Noble shall mean an initial public offering whereby Noble files a registration statement on Form S-1, S-2 or S-3 under the Securities Act of 1933, as amended (the "Act"), or a similar document pursuant to any other statute then in effect corresponding to said Act, relating to an underwritten public offering of Noble common stock, warrants, convertible securities or any other similar equity securities of Noble, and such initial public offering becomes effective pursuant to an order issued by the Securities and Exchange Commission (hereinafter referred to as "IPO").

                  (c) Reason may exercise the conversion right provided in this
Section 1 by giving written notice (the "Conversion Notice") to the Corporation and Noble of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Noble Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the actual Stock Certificates for the Corporation Stock which is to be converted into Noble Stock. The number of shares of Noble Stock that shall be issuable upon conversion shall equal the number of shares of Corporation Stock then owned by Reason.

                  (d) The conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within ten (10) business days after receipt of the Conversion Notice, the Corporation shall cancel the Corporation Stock and shall issue a check or cash in payment to Reason of all dividends accrued and unpaid on the Corporation Stock up to and including the Conversion Date. Simultaneously, Noble shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by Reason in the Conversion Notice, a stock certificate or stock certificates of Noble representing the number of shares of Noble Stock to which Reason is entitled.

                  (e) Noble agrees to notify Reason in writing of the completion of the IPO within ten (10) days of such completion.

         Section 2.  Corporation Disposition.

                  (a) (i) In case of any capital reorganization, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or the consolidation or merger of the Corporation with or into another person or entity (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Corporation Stock) or of the sale, exchange, lease, transfer, or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety or the participation by the Corporation in share exchange as the corporation the stock of which is to be acquired, the Corporation Stock then owned by Reason shall (effective on the opening of the business on the date after the effective date of such reorganization, reclassification, consolidation, merger, sale, or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred, or otherwise disposed or which was the corporation whose securities were exchanged for those of the Corporation to which Reason (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, consolidation, merger, sale, exchange, lease, transfer, or other disposition or share exchange) upon conversion of the Corporation Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, exchange, lease, transfer, or other disposition or share exchange. The shares of capital stock so received shall be deemed to be Corporation Stock for purposes of this Agreement.

                      (ii) The Corporation will use its best efforts to insure that the capital stock so received has the same relative rights, preferences and limitations as the Corporation Stock.

                      (iii) The provisions of this Section 2(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, exchanges, leases, transfers, or other dispositions or other share exchanges.

                  (b) Notice of Adjustment Events. In the event the Corporation shall propose to take any action of the types described in Section 2(a)(i) hereof, the Corporation shall give notice to Reason, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of thirty (30) days prior to the record date or the date on which such action shall be taken. Failure to give notice in accordance with this Section 2(b) shall not render such action ultra vires, illegal, or invalid.

         Section 3. Taxes. Noble shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of Noble Stock upon conversion.

         Section 4.  Reservation of Shares.

                  (a) Noble shall at all times reserve and keep available, free from preemptive rights, unissued Noble Stock sufficient to effect the conversion of the Corporation Stock to Noble Stock.

                  (b) Noble agrees that as long as Reason owns Corporation Stock, Noble will not amend its Articles of Incorporation to change the rights and privileges associated with the preferred stock of Noble or create any preferences or other classes of Stock, if the result of which would reduce or eliminate the rights and privileges now associated with the preferred stock of Noble, which rights and privileges the parties acknowledge and agree are, and will remain during the term of this Agreement, the same as those applicable to the Corporation Stock.

                  (c) Noble covenants that all shares of Noble Stock that are issued upon the exercise of the conversion right will be fully paid, nonassessable, and free from all taxes, liens, and charges in respect of the issue thereof.

                  (d) Noble shall not be required to issue any fraction of a share but shall make adjustment thereof in cash on the basis of the par value of the Noble Stock.

         Section 5. Notices. All notices and other communication given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, by facsimile transmission with originals mailed by first class mail, mailed by registered mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  If to the Corporation:

                                       DCT Component Systems, Inc.
                                       34660 Centaur
                                       Clinton Township, Michigan  48035

                  If to Noble:

                                       Noble International, Ltd.
                                       33 Bloomfield Hills Parkway, Suite 155
                                       Bloomfield Hills, Michigan  48304

         In either case, with a copy to:

                        Michael Azar, Esq.
                        c/o Noble International, Ltd.
                        33 Bloomfield Hills Parkway, Suite 155
                        Bloomfield Hills, Michigan  48304

         If to the Reason:

                        Richard J. Reason, as Trustee
                        4605 South Ocean Blvd., Apt. A-2
                        Highland Beach, Florida 33487

         With a copy to:

                        David C. Stone, Esq.
                        Stone, Biber & O'Toole, P.C.
                        2701 Troy Center Dr., Suite 400
                        Troy, Michigan  48084

         Section 6. Governing Law. This Conversion Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

         Section 7. Successors and Assigns. All of the provisions of this Conversion Agreement shall be binding upon the Corporation and Noble and their successors and assigns and Reason, his heirs, personal representatives, guardians, and assigns.

         Section 8. Breach of Agreement. In the event the Corporation and/or Noble fails or refuses to honor its obligations hereunder, Reason shall have the right to demand specific performance of the Corporation's and/or Noble's obligations hereunder and to bring suit in any court of competent jurisdiction to enforce such right. The right to specific performance shall be in addition to any other remedies available to the Reason.

         Section 9.  No Waiver.

                  (a) No failure or delay by Reason to insist upon the strict performance of any term of this Agreement or to exercise any right, power, or remedy upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude Reason from exercising any right, power, or remedy at any later time or times.

                  (b) The failure of Reason to give notice of any failure or breach of the Corporation and/or Noble under this Agreement shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

         Section 10. Reorganizations. Noble covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction such other corporation or other entity shall expressly assume all of the liabilities and obligations of Noble under this Conversion Agreement and (without limiting the generality of the foregoing) shall expressly agree that Reason shall thereafter have the right to receive upon the exercise of this Conversion Agreement, the number and kind of shares of preferred stock and other securities and property receivable upon such transaction by a holder of the number and kind of shares which would have been receivable upon the exercise of this Conversion Agreement immediately prior to such transaction.

         Section 11. Acknowledgement of Reason. Reason agrees that in the event he exercises his conversion rights hereunder, simultaneously with such exercise, Reason will provide to Noble an acknowledgement to the effect that he is converting the Corporation Stock to Noble Stock for investment purposes and not for resale and he agrees that he will not sell the Noble Stock unless the Noble Stock is registered under the Act or State Acts or the sale is exempt from registration in the reasonable opinion of legal counsel for Noble.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


WITNESSES:                                     "CORPORATION"

                                               DCT COMPONENT SYSTEMS, INC.,
                                               a Michigan corporation

                                               /s/ Peter Allen Raab
------------------------                       -------------------------------
                                               By:  Peter Allen Raab
________________________                       Its: President


                                               "NOBLE"

                                               NOBLE INTERNATIONAL, LTD., a
                                               Michigan corporation

                                               /s/ Robert J. Skandalaris
------------------------                       -------------------------------
                                               By:  Robert J. Skandalaris
________________________                       Its: President

                                               "REASON"

                                               /s/ Richard J. Reason
------------------------                       -------------------------------
                                               Richard J. Reason, as Trustee
________________________                       of the Richard J. Reason
                                               Revocable Living Trust dated
                                               April 9, 1979